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                                                                  Exhibit (h)(1)

                           AEW Real Estate Income Fund
                        (a Massachusetts business trust)
      1,120 Auction Market Preferred Shares ("AMPS") of Beneficial Interest
                                    Series M
                    Liquidation Preference $25,000 per share

                           FORM OF PURCHASE AGREEMENT

                                                               February  , 2003

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Prudential Securities Incorporated
c/o Merrill Lynch, Pierce, Fenner & Smith
               Incorporated

North Tower
World Financial Center
New York, New York 10080

Ladies and Gentlemen:

         AEW Real Estate Income Fund, a Massachusetts business trust (the "Fund"), proposes, upon the terms and conditions set forth herein, to issue and sell an aggregate of 1,120 shares of its auction market preferred shares of beneficial interest, Series M, each with a liquidation preference of $25,000 per share (the "AMPS"). The AMPS will be authorized by, and subject to the terms and conditions of, the Amended and Restated Bylaws of the Fund, dated as of February 4, 2003 (the "Amended Bylaws") and the Amended and Restated Agreement and Declaration of Trust of the Fund, dated as of October 10, 2002 (the "Declaration"), in substantially the forms filed or incorporated by reference as exhibits to the Registration Statement referred to in the second paragraph of this Agreement, as the same may be amended from time to time. The Fund, and the Fund's investment adviser, AEW Management and Advisors, L.P., a Delaware limited partnership (the "Adviser"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, "Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of AMPS set forth in said Schedule A.

         The Fund understands that the Underwriters propose to make a public offering of the AMPS as soon as the Representative deems advisable after this Agreement has been executed and delivered.

         The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-102009 and No. 811-21206) covering the registration of the AMPS under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, which registration statement also constitutes an amendment to the Fund's registration statement under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the "Rules and Regulations"). Promptly after execution and delivery of this Agreement, the Fund will, to the extent it has not already done so, either (i) prepare and file a prospectus in accordance with the provisions of

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Rule 430A ("Rule 430A") of the Rules and Regulations and paragraph (c) or (h) of
Rule 497 ("Rule 497") of the Rules and Regulations or (ii) if the Fund has elected to rely upon Rule 434 ("Rule 434") of the Rules and Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497. The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the AMPS, including the statement of additional information incorporated therein by reference, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated January 31, 2003 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1.  Representations and Warranties.

         (a) Representations and Warranties by the Fund and the Adviser. The Fund and the Adviser jointly and severally represent and warrant to each Underwriter as of the date hereof, and as of the Closing Time referred to in
Section 2(c) hereof, and agree with each Underwriter, as follows:

               (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

               At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments (except any post-effective amendments filed with

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         the Commission after the later of (x) one year from the date of this
         Agreement or (y) the date on which the distributions of the AMPS is completed) thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Fund will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

               Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the prospectus included in the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each such preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the AMPS, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.

               The foregoing representations in this Section 1(a)(i) do not apply to statements or omissions relating to the Underwriters made in reliance on and in conformity with information furnished in writing to the Fund by the Underwriters or their agents expressly for use in the Registration Statement, the 462(b) Registration Statement, Prospectus or preliminary prospectus (or any amendment or supplement to any of the foregoing), or, with respect to the representations of the Fund contained in this Section 1(a)(i), the description of the Adviser (referred to in Section (1)(b)(iii) of this Agreement) contained in the foregoing.

               (ii) Independent Accountants. To the knowledge of the Fund, based on representations from PricewaterhouseCoopers LLP, as of the date of the report of the independent accountants contained in or incorporated by reference into the Registration Statement, the accountants who certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

               (iii) Financial Statements. The statement of assets and liabilities included in the Registration Statement and the Prospectus, together with the related notes, presents fairly the financial position of the Fund in all material respects at the date indicated; said statement has been prepared in conformity with generally accepted accounting principles ("GAAP").

               (iv) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund other than as a result of a change in the financial markets generally, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund, other

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         than those in the ordinary course of business, which are material with respect to the Fund, and (C) except for a regular monthly dividend on the Fund's outstanding common shares of beneficial interest paid on January 31, 2003, there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its shares.

               (v) Good Standing of the Fund. The Fund has been duly organized and is validly existing as an unincorporated voluntary association in good standing under the laws of the Commonwealth of Massachusetts and has power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (vi)   No Subsidiaries. The Fund has no subsidiaries.

               (vii) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a closed-end non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund or the Adviser, threatened by the Commission.

               (viii) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Fund is (A) an "interested person" (as defined in the 1940 Act) of the Fund or (B) an "affiliated person" (as defined in the 1940 Act) of any Underwriter. For purposes of this Section 1(a)(viii), the Fund and the Adviser shall be entitled to rely on representations from such officers and trustees.

               (ix) Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Fund as of [ ], 2003 are as set forth in the Prospectus as of the date thereof, except for shares issued in connection with the Fund's dividend reinvestment plan by the Fund on January 31, 2003. All issued and outstanding common shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement), and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding common shares of beneficial interest of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

               (x) Authorization and Description of AMPS. The AMPS to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable (except as described in the Registration Statement). The AMPS conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same (to the extent such rights are set forth); no holder of the AMPS will be subject to personal liability by reason of being such a holder (except as described in the Registration Statement); and the issuance of the AMPS is not subject to the preemptive or other similar rights of any securityholder of the Fund.

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               (xi)   Absence of Defaults and Conflicts. The Fund is not in
         violation of the Declaration or its by-laws, each as amended from time to time, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement, the Administrative Services Agreement, the Custodian Agreement, the Transfer Agency and Service Agreement and the Auction Agency Agreement referred to in the Registration Statement (as used herein, the "Investment Management Agreement," the "Administrative Services Agreement," the "Custodian Agreement," the "Transfer Agency and Service Agreement" and the "Auction Agency Agreement," respectively) and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the AMPS and the use of the proceeds from the sale of the AMPS as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations hereunder have been duly authorized by the trustees of the Fund and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Declaration or the by-laws of the Fund, each as amended from time to time, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations, other than State securities or "blue sky" laws applicable in connection with the purchase and distribution of the AMPS by the Underwriters pursuant to this Agreement and except for violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

               (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Adviser, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

               (xiii) Accuracy of Exhibits. There are no material contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

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                (xiv) Possession of Intellectual Property. Except for the
         service mark or trademark "AMPS" and "Auction Market Preferred Shares," either the Adviser or the Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund or the Adviser therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the AMPS hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules of the American Stock Exchange ("AMEX"), or state securities laws.

               (xvi) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus, except where the absence of such possession would not result in a Material Adverse Effect; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (xii) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

               (xiii) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the AMPS, will not distribute any offering material in connection with the offering and sale of the AMPS other than the Registration Statement, a preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or the 1940 Act or the Rules and Regulations.

               (xix) Material Agreements. This Agreement, the Investment Management Agreement, the Administrative Services Agreement, the Custodian Agreement, the Transfer Agency and Service Agreement and the Auction Agency Agreement have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act in all material

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         respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Investment Management Agreement, the Administrative Services Agreement, the Custodian Agreement, the Transfer Agency and Service Agreement and the Auction Agency Agreement, each of the Investment Management Agreement, the Administrative Services Agreement, the Custodian Agreement, the Transfer Agency and Service Agreement and the Auction Agency Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity or contribution thereunder may be limited by federal or state laws.

               (xx) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

               (xxi) AMEX Listing. The Fund's common shares of beneficial interest have been duly authorized for listing, upon notice of issuance, on the American Stock Exchange ("AMEX") and the Fund's registration statement on Form 8-A under the 1934 Act has become effective.

               (xxii) Ratings. The AMPS have been, or prior to the Closing Date will be, assigned a rating of "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Fitch Ratings ("Fitch").

         (b) Representations and Warranties by the Adviser. The Adviser represents and warrants to each Underwriter, and in the case of paragraph (iii) below also represents to the Fund, as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, as follows:

               (i) Good Standing of the Adviser. The Adviser has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, except to the extent that failure to be so qualified and in good standing would not have a material adverse effect on the Adviser's ability to provide services to the Fund.

               (ii) Investment Adviser Status. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act, the Commission has not issued to the Adviser notice of any hearing or other proceeding to consider suspension or revocation of such registration, and the Adviser is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Management Agreement for the Fund as contemplated by the Prospectus.

               (iii) Description of Adviser. The description of the Adviser in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and complies in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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               (iv)    Capitalization. The Adviser has the financial resources
         available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and under the Investment Management Agreement.

               (v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement and the Investment Management Agreement have each been duly authorized, executed and delivered by the Adviser, and, assuming due authorization, execution and delivery by the other parties thereto, the Investment Management Agreement constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity or contribution thereunder may be limited by federal or state laws; and neither the execution and delivery of this Agreement or the Investment Management Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Adviser is a party or by which it is bound, the limited partnership agreement or other organizational documents of the Adviser, or to the Adviser's knowledge, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations, except where such breach would not have a material adverse effect on the Adviser's ability to perform the services contemplated by such Agreement; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement and the Investment Management Agreement, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the rules and regulations of AMEX, or state securities laws.

               (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Adviser to perform its respective obligations under this Agreement and the Investment Management Agreement.

               (vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened against or affecting the Adviser or any person controlling, or controlled by, the Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Adviser, materially and adversely affect the properties or assets of the Adviser or materially impair or adversely affect the ability of the Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus and has not been so disclosed.

               (viii) Absence of Violation or Default. The Adviser is not in violation of its limited partnership agreement or other organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a

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         material adverse effect on the ability of the Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement.

         (c) Officer's Certificates. Any certificate signed by any officer of the Fund or the Adviser delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to Underwriters; Closing.

         (a) AMPS. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of AMPS set forth in Schedule A opposite the name of such Underwriter, plus any additional number of AMPS which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Commission. The Fund agrees to pay to the Underwriters a commission set forth in Schedule B as compensation to the Underwriters for their commitments under this Agreement.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the AMPS shall be made at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166 or at such other place as shall be agreed upon by the Representative and the Fund, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Fund (such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the AMPS to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the AMPS which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the AMPS to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. A certificate for the AMPS shall be in such denomination and registered in such name as the Representative may request in writing at least one full business day before the Closing Time. The certificate for the AMPS will be made available for examination and packaging by the Representative in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

         SECTION 3.  Covenants.

         (a) The Fund and the Adviser, jointly and severally, covenant with each Underwriter, and, with respect to Section 3(d), the Underwriters, severally and not jointly, covenant with the Fund and the Adviser, as follows:

               (i) Compliance with Securities Regulations and Commission Requests. With respect to the offering of the AMPS, the Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the AMPS for offering or sale in any jurisdiction, or of the initiation or, to the knowledge of the Fund or the Adviser, threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to
         Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

               (ii) Filing of Amendments. With respect to the offering of the AMPS, the Fund will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

               (iii) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representative, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. No copy of a post-effective amendment shall be required to be delivered after one year from the date hereof.

               (iv) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered by an underwriter or a dealer under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (v) Continued Compliance with Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the AMPS, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request; provided that, if the supplement or amendment is required as a result of a misstatement in or omission from the information provided to the Fund in writing by the Underwriters or their agents expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus (or any amendment or supplement thereto), the Fund may deliver such supplement or amendment to the Underwriters and dealers at a reasonable charge not to exceed the actual cost thereof to the Fund.

               (vi) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the AMPS for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate (if qualification is required under applicable law) and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the AMPS have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

               (vii) Rule 158. The Fund will make generally available to its securityholders as soon as practicable an earnings statement, if applicable, for the purposes of, and to provide the benefits contemplated by the last paragraph of Section 11(a) of the 1933 Act.

               (viii) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the AMPS substantially in the manner specified in the Prospectus under "Use of Proceeds".

               (ix) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

               (x) Subchapter M. The Fund will use its best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

               (xi) No Manipulation of Market for AMPS. The Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization (as defined in Regulation M under the 1934 Act) or manipulation of the price of any security of the Fund to facilitate the sale or resale of the AMPS in violation of federal or state securities laws, and (b) except as permitted by applicable law, until the Closing Date, (i) sell, bid for or purchase the AMPS or pay any person any compensation for soliciting purchases of the AMPS, or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.

               (xii) Rule 462(b) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

               (xiii) Accountant's Confirmation. The Fund will furnish to the Underwriters, on the date on which delivery is made to the Rating Agencies, the Accountant's Confirmation (as defined in the Amended Bylaws) required to be delivered pursuant to Section 6(f) of the Amended Bylaws.

         (b) Except as provided in this Agreement, the Fund will not sell, contract to sell or otherwise dispose of any of its preferred shares of beneficial interest of the same series as the AMPS or any securities convertible into or exercisable or exchangeable for its preferred shares of beneficial interest of the same series as the AMPS, or grant any options or warrants to purchase its preferred shares of beneficial interest of the same series as the AMPS, for a period of 180 days after the date of the Prospectus, without the prior written consent of Merrill Lynch.

         (c) At the Closing Time, and assuming the receipt of the proceeds of the issuance of the AMPS on such date, the Fund will use all or a portion of such proceeds to repay any liability that the Fund has for borrowed money outstanding on the Closing Time (except for short-term liabilities in connection with settling sales or purchases of portfolio securities), including interest thereon, including for this purpose any liability of the Fund outstanding on such date under any reverse repurchase agreement.

         (d) No later than the Closing Time, the Underwriters will provide, and will cause any selling group member to whom they have sold AMPS to provide to Deutsche Bank Trust Company Americas, as auction agent for the AMPS (the "Auction Agent"), a list of the record names of the persons to whom they have sold AMPS, the number of AMPS sold to each such person, and the number of AMPS they are holding as of the Closing Time; provided that in lieu thereof, an Underwriter may provide the Auction Agent with a list indicating itself as the sole holder of all the AMPS sold by such Underwriter.

         SECTION 4.  Payment of Expenses.

         (a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the reasonable costs of the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the AMPS, (iii) the preparation, issuance and delivery of the certificates for the AMPS to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the AMPS to the Underwriters, (iv) the fees and disbursements of the Fund's counsel, accountants and other advisors, (v) the qualification of the AMPS under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey (if applicable) and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, and (viii) the fees and expenses of any transfer agent or registrar for the AMPS.

         (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Fund and the Adviser, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5.  Conditions of Underwriters' Obligations.

         The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser contained in Section 1 hereof or in certificates of any officer of the Fund or the Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective or will have become effective by 5:30 p.m., NYC time, on the date hereof, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the knowledge of counsel to the Underwriter and counsel to the Fund, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with or waived to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or a certificate must have been filed in accordance with Rule 497(j)) or, if the Fund has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497.

         (b) Opinion of Counsel for Fund and the Adviser. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of Ropes & Gray, counsel for the Fund, and James J. Finnegan, Esq., counsel for the Adviser, together with signed or reproduced copies of such letters for each of the other Underwriters, substantially with respect to the matters set forth in Exhibit A hereto or in such other forms and substance reasonably satisfactory to the Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

         (c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (A) (i), (ii), (vi), (vii) (solely as to preemptive or other similar rights arising by operation of law or under the Declaration or by-laws of the Fund), (viii) through (x), inclusive,
(xii), (xiv) (solely as to the information in the Prospectus under "Description of Shares") and the last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

         (d) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (b) hereof, as applicable, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Adviser, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to Closing Time, and (iv) with respect to the Fund only, no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act with respect to the Fund has been issued and no proceedings for any such purpose have been instituted or, to their knowledge, are pending or are contemplated by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) Rating. The Fund shall have delivered and you shall have received evidence satisfactory to you that the AMPS are rated "Aaa" by Moody's and "AAA" by Fitch as of Closing Time, and there shall not have been given any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating accorded to the AMPS delivered to the Fund by Moody's or by Fitch.

         (h) Asset Coverage. As of the Closing Date and assuming the receipt of the net proceeds from the sale of the AMPS, the 1940 Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount (each as defined in the Amended Bylaws) each will be met. For purposes of this section 5(h), the Fund may use portfolio holdings and valuations as of the close of business of any day not more than 48 hours preceding the Closing Time.

         (i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the AMPS as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the AMPS as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

         (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.

         (a) Indemnification of Underwriters. The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

               (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Underwriter (or to the benefit of any person affiliated with such Underwriter) from whom the person asserting any such loss, liability, claim, damage and expense purchased the AMPS which are the subject thereof if the Prospectus (as amended or supplemented if the Fund shall have furnished any amendments or supplements thereto) corrected any such alleged untrue statement or omission and if such Prospectus was delivered to such Underwriter in a timely manner and if such Underwriter failed to send or give a copy of the Prospectus (as so amended or supplemented) to such person at or prior to the written confirmation of the sale of such AMPS to such person.

         (b) Indemnification of Fund, Adviser, Trustees, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Adviser, their respective trustees, directors, shareholders and partners, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Adviser by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund and the Adviser also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the provisos set forth therein, with respect to any sales material created by the Fund for use in connection with the offering and sale of the AMPS, but only if such sales materials are used in accordance with any instructions provided by the Fund or set forth in such sales materials; provided, however, that the Fund and the Adviser will not be liable to any Underwriter with respect to any sales material to the extent that the Fund and the Adviser shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold AMPS to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the Prospectus, as then amended or supplemented if: (i) the Fund or the Adviser had previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person.

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) (through, if applicable, the provisions of Section 6(b)) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (f) Indemnification or Contribution by the Fund. Any indemnification or contribution by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.

         SECTION 7.  Contribution.

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred,
(i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the AMPS pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the AMPS pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the AMPS pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the AMPS as set forth on such cover.

         The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Adviser or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the AMPS underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee and shareholder of the Fund and each director and partner of the Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Adviser, respectively. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of AMPS set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8.  Representations, Warranties and Covenants to Survive
Delivery.

         All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Fund or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Adviser, and shall survive delivery of the AMPS to the Underwriters.

         SECTION 9.  Termination of Agreement.

         (a) Termination; General. The Representative may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the AMPS or to enforce contracts for the sale of the AMPS, or (iii) if trading in the common shares of beneficial interest of the Fund has been suspended or materially limited by the Commission or the AMEX, or if trading generally on the New York Stock Exchange or the AMEX or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

         SECTION 10.  Default by One or More of the Underwriters.

         If one or more of the Underwriters shall fail at Closing Time to purchase the AMPS which it or they are obligated to purchase under this Agreement (the "Defaulted AMPS"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, with the consent of the Fund, which consent shall not be unreasonably withheld, to purchase all, but not less than all, of the Defaulted AMPS in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted AMPS does not exceed 10% of the number of AMPS to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted AMPS exceeds 10% of the number of AMPS to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Fund shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11.  Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative, Merrill Lynch & Co., North Tower, 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; notices to the Fund shall be directed to AEW Real Estate Income Fund, 399 Boylston Street, Boston, Massachusetts 02116, attention of the President of the Fund with a copy to the Secretary of the Fund; and notices to the Adviser shall be directed to AEW Management & Advisors, LP, World Trade Center East, 2 Seaport Lane 15/th/ Floor, Boston, Massachusetts 02210, attention of the General Counsel of the Adviser.

         SECTION 12.  Parties.

         This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Fund, the Adviser and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Adviser and their respective successors and the controlling persons and officers, trustees, shareholders, partners and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Adviser and their respective partners and successors, and said controlling persons and officers, trustees, shareholders, partners and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of AMPS from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13.  GOVERNING LAW AND TIME.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14.  Massachusetts Business Trust

         A copy of the Declaration of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund by an officer or trustee of the Fund in his or her capacity as an officer or trustee of the Fund and not individually and that the obligations of or arising out of this instrument are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

         SECTION 15.  Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Adviser in accordance with its terms.

                                           Very truly yours,


                                           AEW REAL ESTATE INCOME FUND


                                           By:__________________________________
                                              Name:
                                              Title:


                                           AEW MANAGEMENT AND ADVISORS, L.P.


                                           By:__________________________________
                                              Name:
                                              Title:


CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED

By: Merrill Lynch, Pierce, Fenner & Smith
               Incorporated

By:______________________________________
   Authorized Signatory

For itself and as
Representative of the
other Underwriters named
in Schedule A hereto.

                                   SCHEDULE A

                                                                         Number of
               Name of Underwriter                                          AMPS
               -------------------                                   -----------------
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated..................................         1,008

Prudential Securities Incorporated................................           112

       Total

                                     Sch A-1

                                   SCHEDULE B

                           AEW REAL ESTATE INCOME FUND
      1,120 Auction Market Preferred Shares ("AMPS") of Beneficial Interest
                                    Series M
                    Liquidation Preference $25,000 per share

         1. The liquidation preference per share for the AMPS, determined as provided in said Section 2, shall be $25,000.

         2. The purchase price per share for the AMPS to be paid by the several Underwriters shall be $24,750, such discount from the liquidation preference representing the commission to be paid to the Underwriters for their commitment hereunder of $250.

         3. The initial dividend rate of the AMPS, Series M shall be [ ]% per annum.

                                     Sch B-1

                                                                       Exhibit A

                     FORM OF OPINION OF FUND'S AND ADVISER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

(A)      With respect to the Fund:

               (i) The Fund has been duly organized and is validly existing as a business trust in good standing under the laws of the Commonwealth of Massachusetts.

               (ii) The Fund has business trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

               (iii) The Fund is duly qualified as a foreign business trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (iv) To the best of our knowledge, the Fund does not have any subsidiaries.

               (v) The authorized, issued and outstanding shares of beneficial interest of the Fund is as set forth in the Prospectus under the caption "Description of Preferred Shares" (except for subsequent issuances, if any, pursuant to the Purchase Agreement); all issued and outstanding shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable, except as provided for in the Fund's Declaration, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); the AMPS conform as to legal matters to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and none of the outstanding shares of beneficial interest of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

               (vi) The AMPS to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Fund pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable, except as provided for in the Fund's Declaration, and no holder of the AMPS is or will be subject to personal liability by reason of being such a holder.

               (vii) The issuance of the AMPS is not subject to preemptive or other similar rights of any securityholder of the Fund under any contract, under the Declaration or by-laws of the Fund or under any Massachusetts law.

               (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Fund.

               (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933

         Act, and, to the best of our knowledge, no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission.

               (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), and the notification on Form N-8A complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.

               (xi) If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

               (xii) The form of certificate used to evidence the AMPS complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Declaration and by-laws of the Fund and the requirements of the American Stock Exchange.

               (xiii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Fund is a party, or to which the property of the Fund is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Fund of its obligations thereunder.

               (xiv) The information in the Prospectus under "Description of Preferred Shares", "Description of Shares" and "Tax Matters", and in the Registration Statement under Item 29 (Indemnification), to the extent that it constitutes matters of law, summaries of legal matters, the Fund's Declaration and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

               (xv) Each of the Investment Management Agreement, the Administrative Services Agreement, the Custodian Agreement, the Transfer Agency and Service Agreement, the Auction Agency Agreement and the Purchase Agreement comply in all material respects with all applicable provisions of the 1940 Act, Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations.

               (xvi) The Fund is duly registered with the Commission under the 1940 Act as a closed-end non-diversified management investment company; and, to the best of our knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

               (xvii) To the best of our knowledge, no person is serving as an officer, trustee or investment adviser of the Fund except in accordance with the 1940 Act and the Rules and Regulations and the Investment Advisers Act and the Advisers Act Rules and Regulations. Except as disclosed in the Registration Statement and Prospectus (or any amendment or supplement to either of them), to the best of our knowledge, no trustee of the Fund is an "interested person" (as defined in the 1940 Act) of the Fund or an "affiliated person" (as defined in the 1940 Act) of an Underwriter.

               (xviii) There are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

               (xix) All descriptions in the Registration Statement of contracts and other documents to which the Fund is a party are accurate in all material respects. To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

               (xx) To the best of our knowledge, the Fund is not in violation of its Declaration or by-laws and no default by the Fund exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

               (xxi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance or sale of the AMPS or the consummation of the transactions contemplated by this Agreement.

               (xxii) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the AMPS and the use of the proceeds from the sale of the AMPS as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Fund is a party or by which it or any of them may be bound, or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Declaration or by-laws of the Fund, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its properties, assets or operations.

               (xxiii) The Purchase Agreement, the Investment Management Agreement, the Administrative Services Agreement, the Custodian Agreement, the Transfer Agency and Service Agreement and the Auction Agency Agreement have each been duly authorized by all requisite action on the part of the Fund, executed and delivered by the Fund, as of the dates noted therein. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Investment Management Agreement, the Administrative Services Agreement, the Custodian Agreement, the Transfer Agency and Service Agreement and the Auction Agency Agreement, each of the Investment Management Agreement, the Administrative Services Agreement, the Custodian Agreement, the Transfer Agency and Service Agreement and the Auction Agency Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

B.       With respect to the Adviser:

               (i) The Adviser has been duly organized and is validly existing as a corporation in good standing under the laws of the State
         of [   ].

               (ii) The Adviser has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

               (iii) The Adviser is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

               (iv) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act or the Rules and Regulations from acting under the Investment Management Agreement for the Fund as contemplated by the Prospectus.

               (v) The Purchase Agreement and the Investment Management Agreement have been duly authorized, executed and delivered by the Adviser, and the Investment Management Agreement constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

               (vi) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Adviser is a party, or to which the property of the Adviser is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, in the earnings, business affairs or business prospects of the Adviser, materially and adversely affect the properties or assets of the Adviser or materially impair or adversely affect the ability of the Adviser to function as an investment adviser or perform its obligations under the Investment Management Agreement or which is required to be disclosed in the Registration Statement or the Prospectus.

               (vii) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

               (viii) To the best of our knowledge, the Adviser is not in violation of its certificate of incorporation, by-laws or other organizational documents and no default by the Adviser exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

               (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act, the 1940 Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement.

               (x) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Adviser with their obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Adviser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Declaration or by-laws of the Adviser, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its properties, assets or operations.

         In addition, we have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, trustees and employees of the Fund, representatives of PricewaterhouseCoopers, LLP, the independent accountants who examined the statement of assets and liabilities of the Fund included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain Fund records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus, except to the extent necessary to enable us to give the opinions with respect to the Fund in paragraphs (A)(v), (xiv) and (xix), on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which we do not express any belief), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we do not express any belief), at the time the Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.